                                                                     EXHIBIT 21

                     SUNRISE MEDICAL INC. AND SUBSIDIARIES

                             LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                                    INCORPORATION  OWNERSHIP %
- ------------------                                    -------------  -----------
Bio Clinic Corporation............................... Delaware           100
Guardian Products Inc. .............................. California         100
Joerns Healthcare Inc. .............................. Wisconsin          100
Quickie Designs Inc. ................................ California         100
Jay Medical Ltd. .................................... Delaware           100
SunMed Finance Inc. ................................. Delaware           100
SunMed Service Inc. ................................. Delaware           100
Sunrise Medical Canada Inc. ......................... Canada             100
Sunrise Medical Holdings B.V. ....................... Netherlands        100
  Norsk Rehab AS..................................... Norway             100
  Sopur Medizintechnik GmbH.......................... Germany            100
  Sunrise Medical B.V. .............................. Netherlands        100
  Homecare Holdings France S.A. ..................... France             100
    DeVilbiss Medical France S.A. ................... France             100
    SCI La Planche S.A. ............................. France             100
    Corona-S.E.P.A.C. S.A. .......................... France             100
      Tecktona Sante S.A. ........................... France             100
  Talleres Uribarri S.L. ............................ Spain              100
  Sunrise Medical S.R.L. ............................ Italy              100
Sunrise Medical Ltd. ................................ United Kingdom     100
  Coopers Healthcare PLC............................. United Kingdom     100
  Parker Bath Company Ltd. .......................... United Kingdom     100
    Oxford Hoist Company Ltd. ....................... United Kingdom     100
DeVilbiss Health Care, Inc. ......................... Delaware           100
  DeVilbiss Health Care (UK) Ltd. ................... United Kingdom     100
  Homecare (Deutschland) GmbH........................ Germany            100
    DeVilbiss Medizinische Produkte GmbH............. Germany            100
    DeVilbiss Health Care (Europa) GmbH.............. Germany            100
Sunrise Medical A.G. ................................ Switzerland        100
Vitactiv AB.......................................... Sweden             100
Sunrise Medical Pty Ltd. ............................ Australia          100

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Each corporation is the parent of those indented beneath it.

The company has omitted from the list fourteen foreign and three domestic subsidiaries. None of the omitted companies individually or in the aggregate is a significant subsidiary.